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                                   EXHIBIT 1.1



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                                STATE OF DELAWARE
                          CERTIFICATE OF INCORPORATION
                           MICROPOWER GENERATION, INC.

FIRST:    The name of this Delaware Corporation is:
                  Micropower Generation, Inc.

SECOND: The name and address of the Corporation's Registered Agent is:
                  Corporate Creations Enterprises, Inc.
                  2530 Channin Drive
                  Wilmington DE 19810
                  New Castle Country

THIRD: The purpose of the Corporation is to conduct or promote any lawful business or purposes.

FOURTH: The Corporation shall have the authority to issue 1,000 shares of common stock, par value $.0001 per share.

FIFTH: The directors shall be protected from personal liability to the fullest extent permitted by law.

SIXTH:  The name and address of the incorporator is:
                  Corporate Creations International Inc.
                  941 Fourth Street #200
                  Miami Beach FL 33139

SEVENTH: This Certificate of Incorporation shall become effective on the date shown below.


         /S/ Andreas M Kelly
---------------------------------------
CORPORATE CREATIONS INTERNATIONAL INC.
Andreas M. Kelly Vice President

Date: December 15, 1999




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                            Certificate of Amendment
                                       Of
                          Certificate of Incorporation


FIRST: The Board of Directors of Micropower Generation Inc. adopted the following resolution setting forth a proposed amendment of this corporation's Certificate of Incorporation:

RESOLVED, that the text of the Article(s) numbered FOUR of the Certificate of Incorporation of this corporation shall be deleted and replaced with the following:

The Corporation shall have the authority to issue 50,000,000 shares of common stock par value $.0001 per share. In addition, the Corporation shall have the authority to issue 50,000,000 shares of preferred stock, par value $.0001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.

SECOND: Pursuant to the resolution of the Board of Directors, the stockholders of this corporation voted in favor of the amendment at a special meeting of stockholders at which the necessary number of shares required by statute voted in favor of the amendment.

THIRD: The amendment set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.





IN WITNESS WHEREOF, this Certificate of Amendment has been signed by the undersigned authorized officer of this corporation on the date shown below.

By:      /s/ J. PAUL HINES
    -------------------------------
Name:    J. PAUL HINES
    -------------------------------
Title:   PRESIDENT
    -------------------------------
Date:    AUGUST 27, 2002
    -------------------------------

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                                STATE OF DELAWARE
                                                          Secretary of State
                                                    Division of Corporations
                                                   Filed 03:30 PM 10/29/2002
                                                           020669104-3143303

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


FIRST: The Board of Directors of Micropower Generation, Inc. adopted the following resolution setting forth a proposed amendment of this corporation's Certificate of Incorporation:

RESOLVED that the text of Article numbered 1 of the Certificate of Incorporation of this corporation shall be deleted and replaced with the following:

The name of the corporation is Acto Digital Video U.S.A. Inc.

SECOND: Pursuant to the resolution of the Board of Directors, the stockholders of this corporation voted in favor of the amendment at a special meeting of stockholders at which the necessary number of shares required by statute voted in favor of the amendment.

THIRD: The amendment set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.



IN WITNESS THEREOF, this Certificate of Amendment has been signed by undersigned authorized officer of this corporation on the date shown below.

Micropower Generation, Inc.

By:      /s/ J. PAUL HINES
    --------------------------------
Name:    J. PAUL HINES
    --------------------------------
Title:   PRESIDENT
    --------------------------------
Date:    OCTOBER 25, 2002
    --------------------------------


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         ACTO DIGITAL VIDEO U.S.A. INC.

         Pursuant to Section 242 of the Delaware General Corporation Law



     The undersigned President and Director of ACTO DIGITAL VIDEO U.S.A. INC. (the "Corporation"), a Corporation organized under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The Certificate of Incorporation of this Corporation is amended by changing the paragraph "FOURTH" to read as follows;

         FOURTH: That effective at 5:00 p.m. eastern standard time on October 29, 2002 ("the Effective Time"), a one-for-four reverse stock split of the Company's Common Stock shall become effective, pursuant to which each four shares of Common Stock outstanding and held of record by each stockholder of the Company immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination.

         The Corporation shall have the authority to issue 50,000,000 shares of common stock, par value $.0001 per share. In addition, the Corporation shall have the authority to issue 50,000,000 shares of preferred stock, par value $.0001 per share which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.

2. This amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the unanimous written consent of the Board of Directors and by the written consent of the majority Shareholder of the Corporation having authority to authorize such action

IN WITNESS THEREOF, I have hereunto signed this Certificate of Amendment of Certificate of Incorporation of ACTO DIGITAL VIDEO U.S.A. INC. this 29th day of October, 2002.


                                                   /s/ J. PAUL HINES
                                           -------------------------------------
                                           J. Paul Hines, President and Director




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